Exhibit 10.20

FORM OF

MANAGEMENT CONSULTING AND ADVISORY AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered as of the              day of             , 2004 by and among Eagle Hospitality Properties Trust, Inc., a Maryland corporation (the “REIT”) and Corporex Companies LLC, a Kentucky limited liability company (“Corporex”).

WHEREAS, J. William Blackham is an Executive Vice President of Corporex and serves Corporex and its affiliates in other roles, but has indicated his desire to resign from all positions with Corporex, effective upon the consummation of the REIT’s formation transactions and the initial public offering of its common stock;

WHEREAS, in his capacity as an Executive Vice President of Corporex, Mr. Blackham has performed services for a number of its business, including those not related to the Full-Service and All-Suites Hotel Business (as defined below) (the “Past Service”);

WHEREAS, the REIT is succeeding to the Full-Service and All-Suites Hotel Business of Corporex, and J. William Blackham will be Chief Executive Officer of the REIT following his resignation from all positions with Corporex; and

WHEREAS, in exchange for good and valuable consideration, the REIT has agreed to make J. William Blackham available to Corporex at mutually agreed upon times to provide management and consulting services with respect to the Past Service.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties provided for in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term

The term of this Agreement shall commence on the date first written above and expire on the earlier to occur of (a) December 31, 2005 and (b) such time, if any, that J. William Blackham ceases to be employed by the REIT.

2. Provision of Services.

(a) The REIT hereby agrees to make J. William Blackham available at mutually agreed upon times to provide Corporex with management consulting and advisory services relating to transition activities with respect to the Past Service. Such services will be provided by Mr. Blackham to Corporex at mutually agreed upon times and only to the extent that the provision of such services does not interfere with the REIT’s business operations. For purposes of this Section 2(a), “Full-Service and All-Suites Hotel Business” means full-service hotels and full service all-suites hotels that provide food and beverage service and meeting and banquet space and that are included in the upper upscale chain scale, as classified by Smith Travel Research.

(b) Corporex will pay the REIT a fixed amount of $10,000 per month for such services under this Agreement and reimburse Mr. Blackham and/or the Company for any out-of-pocket costs incurred by such parties related to such services.

(c) The parties each agree that Mr. Blackham will receive no compensation directly from Corporex for services provided under this Agreement. Upon his resignation set forth in the recitals to this Agreement, Mr. Blackham shall not be considered by reason of the provisions of this Agreement or otherwise as being an employee of Corporex.

(d) Corporex shall indemnify and hold harmless Mr. Blackham, the REIT and any of their respective affiliates in respect of any actual losses incurred thereby in connection with the services provided by Mr. Blackham under this Agreement.

3. Miscellaneous.

(a) Complete Agreement; Construction. This Agreement shall constitute the entire agreement among the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the State of Kentucky without regard to the principles of conflicts of laws thereof.

(c) Successors and Assigns. No party may assign this Agreement without the prior written consent of the other. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(d) No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

(e) Titles and Headings. Titles and headings to sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but together shall be deemed one and the same Agreement.

(g) Severability. If any provision of this Agreement is held unenforceable, this Agreement shall be construed without such provision.

(h) Construction. The parties hereto expressly acknowledge and agree that nothing herein is intended to modify or limit in any manner any of the rights and obligations of the REIT and/or J. William Blackham pursuant to the term of any employment agreement between such parties or be construed as a waiver of any provisions therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

By:
J. William Blackham
President and Chief Executive Officer

CORPOREX COMPANIES, INC.

By:
William P. Butler
Chief Executive Officer

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